Exhibit 99.3

Parabellum Acquisition Corp. Announces the Separate Trading
of its Class A Common Stock and Warrants

DALLAS, Texas – OCTOBER 20, 2021 – Parabellum Acquisition Corp. (NYSE: PRBM.U) (the “Company” or “Parabellum”) today announced that commencing October 26, 2021, holders of the 14,375,000 units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A common stock and warrants included in the units.

Shares of Class A common stock and warrants that are separated will trade on The New York Stock Exchange under the symbols “PRBM” and “PRBM.WS,” respectively. Each unit consists of one share of Class A common stock and three quarters (3/4) of one redeemable warrant of the Company. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless a holder of units owns and separates in increments of four units, such holder will receive and be able to trade only whole warrants (to the extent that the holder owns and separates in increments of more than one unit) and will forfeit any fractional warrants upon separation of the units. Each whole warrant entitles the holder to purchase one share of Class A common stock of the Company at a price of $11.50 per share. Those units not separated will continue to trade on The New York Stock Exchange under the symbol “PRBM.U.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants.

The units were initially offered by the Company in an underwritten offering. B. Riley Securities, Inc. was the sole book running manager for the offering.

A registration statement relating to the units and the underlying securities became effective on September 27, 2021. A final prospectus relating to and describing the final terms of the offering has been filed with the SEC. The offering was made only by means of a prospectus, copies of which may be obtained by contacting B. Riley Securities, Inc. at 1300 North 17th Street, Suite 1300, Arlington, VA 22209, or by calling (703) 312-9580 or emailing a request to prospectuses@brileyfin.com. Copies of the registration statements can also be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Parabellum Acquisition Corp.

Parabellum is a blank-check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on businesses with an enterprise value of $300 million to $1 billion that have unique proprietary technologies and business models and are actively engaged in the Internet of Things (“IoT”) transformation in a variety of segments such as consumer, industrial, automotive, medical and others. Visit www.parabellumac.com.

Note Concerning Forward Looking Statements

This news release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Jen Bernier-Santarini

+1 650-336-4222

jen.bernier@jbstechpr.com